Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into and effective as of July 31, 2026 (the “Execution Date”), by and between Alzamend Neuro, Inc., a Delaware corporation (the “Company”) and Ault Lending, LLC, a California limited liability company (including its designees, successors and assigns, the “Purchaser”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Purchaser, and Purchaser shall purchase from the Company, from time to time as provided herein, up to 25,000 shares of Series D Convertible Preferred Stock (the “Preferred Shares”) at a purchase price equal to $1,000 per share (the “Purchase Price”) of Series D Preferred Stock ($25,000,000 in the aggregate), with each such Preferred Share having a stated value of $1,050 ($26,250,000 in the aggregate).

WHEREAS, the offer, sale and issuance of the Preferred Shares provided for herein are being made without registration under the Securities Act, in reliance upon the provisions of Section 4(a)(2) of the Securities Act and such other exemptions from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Preferred Shares to be made hereunder.

NOW, THEREFORE, in consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

“Action” shall have the meaning ascribed to such term in Section 3.1(t).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to Purchaser, without limitation, any Person owning, owned by, or under common ownership with Purchaser, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate.

“Agreement” means this Securities Purchase Agreement including the exhibits and schedules hereto.

“Approval Date” means the date when the Company shall have received the Principal Market Approval.

“Board” means the board of directors of the Company.

“Certificate” means the Certificate of Designations of Rights and Preferences of the Preferred Shares in the form attached hereto as Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contracts” means any and all contracts, agreements, commitment, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, Encumbrances, evidence of indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, whether written or oral and whether or not entered into in the ordinary and usual course of the Person’s business, excluding any Permits, provided that each such Contract shall provide for the payment of no less than $100,000.

“Conversion Shares” means the shares of Common Stock into which the Preferred Shares are convertible in accordance with the Certificate.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedules shall contain no material non-public information.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(aa).

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Encumbrances” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (i) shares of Common Stock, restricted stock units or stock options (and Common Stock issued upon exercise of such securities) to employees, officers, consultants, advisors or directors of the Company in consideration of services to the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board or a majority of the members of a committee of directors established for such purpose, not to exceed fifteen percent (15%) of the shares of Common Stock issued and outstanding on the Execution Date, (ii) the Issuable Shares issued hereunder and any Common Stock or other securities issued upon the conversion, exercise, or exchange of any Issuable Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (iii) shares of Common Stock issued upon any anti-dilution adjustment to Common Stock and Common Stock Equivalents held by current unaffiliated security holders as of the date of this Agreement, provided that such anti-dilution adjustments are made pursuant to instruments or binding agreements issued and outstanding or in force as of the date of this Agreement and that such instruments or agreements have not been amended since the date of this Agreement to provide for new or additional anti-dilution rights or to increase the number of shares of Common Stock issuable upon any required anti-dilution adjustment, (iv) securities issued pursuant to any merger, acquisition, asset purchase or similar transaction approved by the Board or a duly authorized committee thereof, provided that any such issuance shall only be to a Person or Persons (or to the equity holders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (v) securities issued pursuant to any purchase money equipment loan, capital leasing arrangement or debt financing from a commercial bank or similar financial institution and (vi) shares of Common Stock or Common Stock Equivalents issuable as set forth on Schedule I hereto.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Authority” means any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the SEC and FINRA.

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“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(x).

“Initial Shares” means the Preferred Shares to be issued at the Initial Tranche Closing.

“Initial Tranche” shall have the meaning set forth in Section 2.2(a).

“Initial Tranche Closing” means the Closing with respect to the Initial Tranche.

“Initial Tranche Closing Date” means the date of the Initial Tranche Closing.

“Initial Tranche Purchase Price” means Seven Million, Five Hundred Thousand Dollars ($7,500,000), payable by the Purchaser in cash.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(ff)(i).

“Issuable Shares” means the Preferred Shares and the Conversion Shares.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(aa).

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Legal Requirement” means any federal, state, local, municipal, foreign, multi-national or other law, common law, statute, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Liens” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Loss” or “Losses” means any and all Liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an indemnified party.

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which the Company and the Purchaser or any Affiliate of the Purchaser is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q and 8-K.

“Maximum Investment” means Twenty-Five Million Dollars ($25,000,000).

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“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ii).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(hh).

“Officer’s Certificate” has the meaning set forth in the Section 2.2(b)(i) hereof.

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent.

“Origination Fee” shall mean an origination fee payable by the Company to the Purchaser in the amount of two percent (2%) of the Purchase Price at each Tranche Closing, which the Purchaser may withhold from the Purchase Price at each such Tranche Closing.

“Per Share Purchase Price” shall mean One Thousand Dollars ($1,000), provided, however, that such Per Share Purchase Price shall be subject to the Origination Fee.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for Taxes, assessments and other governmental charges or levies not yet due or Liens for Taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature that are not past due, in each case in the ordinary course of business, but excluding any contract for the payment of money.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the shares of Series D Convertible Preferred Stock being issued and sold to the Purchaser by the Company hereunder.

“Principal Market” means the Nasdaq Stock Market LLC.

“Principal Market Approval” means approval for the issuance by the Company of any Preferred Shares that are convertible into Conversion Shares in excess of the Principal Market Cap.

“Principal Market Cap” shall mean that number of shares of Common Stock or Common Stock Equivalents pursuant to this Agreement and the other Transaction Documents to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued as well as permitted to vote or be converted pursuant to this Agreement and such Transaction Documents would not exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company.

“Registration Rights Agreement” means that certain Registration Rights Agreement, between the Company and the Purchaser, dated as of the date hereof, in the form attached hereto as Exhibit B.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

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“Required Approvals” means the Stockholder Approval, Principal Market Approval and any other approvals that may be required hereunder.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.1(g).

“Second Purchase Shares” means the Preferred Shares to be issued at the Second Tranche Closing.

“Second Tranche” shall have the meaning set forth in Section 2.2(a).

“Second Tranche Closing” means the Closing with respect to the Second Tranche, which shall occur on the tenth (10th) business day after the Registration Statement shall have been declared effective by the SEC.

“Second Tranche Closing Date” means the date of the Second Tranche Closing.

“Second Tranche Purchase Price” means Two Million, Five Hundred Thousand Dollars ($2,500,000), payable by the Purchaser in cash.

“Secretary’s Certificate” has the meaning set forth in Section 2.2(b)(ii) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Series D Preferred Stock” means shares of Series D Convertible Preferred Stock, $0.0001 par value per share, issuable pursuant to the Certificate.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Market Rules (or the applicable rules and regulations of any successor entity) from the stockholders of the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of all of the Issuable Shares in excess of 19.99% of the issued and outstanding Common Stock on the Execution Date.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Preferred Shares purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, consisting of the aggregate amount of all Tranche Purchase Prices.

“Subsequent Shares” means the Preferred Shares to be issued at each Subsequent Tranche Closing.

“Subsequent Tranche” shall have the meaning set forth in Section 2.2(a).

“Subsequent Tranche Closing” means each Tranche Closing other than the Initial Tranche Closing and the Second Tranche Closing. The first Subsequent Tranche Closing shall occur thirty (30) days after the closing of the Second Purchase, and on each monthly anniversary thereafter, the Purchaser shall pay the Subsequent Tranche Purchase Prices in cash to the Company on each such Subsequent Tranche Closing Date, comprised of the purchase of 1,000 Preferred Shares at the Per Share Purchase Price, in each case continuing until the aggregate cash purchase price paid by the Purchaser, inclusive of the Initial Tranche Closing and the Second Tranche Closing, equals $25,000,000.

“Subsequent Tranche Closing Date” means each date on which a One Million Dollar ($1,000,000) monthly installment of the Subsequent Tranche Purchase Price is due and payable hereunder.

“Subsequent Tranche Purchase Price” means an aggregate of up to Fifteen Million Dollars ($15,000,000), payable by the Purchaser in cash over the following Fifteen (15) months, with One Million Dollars ($1,000,000) per month being payable over the first Fifteen (15) months commencing one month after the Second Tranche Closing Date, provided that the conditions to closing of the Subsequent Tranche Closing shall have been satisfied or waived and continuing until the entire Subscription Payment shall have been made.

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“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Termination Date” shall mean the date of the Initial Tranche Closing Date, which shall be no later than July 31, 2026.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, OTCID or the OTC Pink (or any successors to any of the foregoing). Notwithstanding the foregoing, term “Trading Market” shall only include the OTC Pink for any interim period of time required upon the Company’s delisting from any other Trading Market provided that the Company shall be required to list its Common Stock for trading or quotation on another Trading Market (excluding the OTC Pink) promptly upon such delisting and the failure to do so shall constitute a default under the terms of this Agreement and the other Transaction Documents.

“Tranche” has the meaning set forth in Section 2.2.

“Tranche Closing” has the meaning set forth in Section 2.2(a).

“Tranche Closing Date” means the date of any Tranche Closing.

“Tranche Payment Dates” shall mean any date on which a Tranche Payment Price is paid by the Purchaser to the Company, which Tranche Payment Dates are set forth in Section 2.2.

“Tranche Purchase Prices” shall mean, collectively, the Initial Tranche Purchase Price, the Second Tranche Purchase Price and the Subsequent Tranche Purchase Price.

“Transaction” shall mean, collectively, the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Certificate, the Registration Rights Agreement and the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Common Stock.

“Variable Rate Transaction” has the meaning set forth in Section 4.7(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Issuable Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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ARTICLE II
PURCHASE AND SALE

2.1       Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this Article II, the Company hereby agrees to issue to the Purchaser and the Purchaser hereby agrees to purchase from the Company, the 7,500 Initial Shares in the Initial Tranche, the 2,500 Second Purchase Shares in the Second Tranche and 15,000 Subsequent Shares in the Subsequent Tranches (each, a “Tranche”) in accordance with Section 2.2 below and, in consideration for the Preferred Shares, the Purchaser agrees to furnish to the Company at each Closing the applicable Tranche Purchase Price, provided that, in the aggregate, the Purchaser shall not pay more than the Maximum Investment.

2.2       Closing; Conditions to Closing; Mechanics of Closing.

(a)       Closing. The purchase of Preferred Shares hereunder shall occur in Seventeen (17) tranche closings, representing the Initial Tranche Closing, the Second Tranche Closing and the Fifteen (15) Subsequent Tranche Closings, in the amounts set forth below (each, a “Tranche Closing”) which shall occur when, with respect to (i) the Initial Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(c) have been satisfied or waived (the “Initial Tranche”), (ii) the Second Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(d) have been satisfied or waived (the “Second Tranche”) and (iii) the Subsequent Tranche Closings, the conditions set forth in Section 2.2(b) and Section 2.2(e) have been satisfied or waived (the “Subsequent Tranche”). The date on which a Tranche Closing occurs is referred to herein as a “Tranche Closing Date.”

(b)       Purchaser Conditions to Closing. The obligations of the Purchaser hereunder in connection with each Tranche Closing, and, with the exception of 2.2 (ii)(A) and (ix) below, with respect to the Second Tranche Closing and each Subsequent Tranche Closing, are subject to the following conditions being satisfied or waived:

(i)       each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the applicable Tranche Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Tranche Closing Date, including, without limitation the issuance of all Issuable Shares prior to the date of such Tranche Closing as required by this Section 2.2 and the Transaction Documents and the Company has a sufficient number of duly authorized and designated Preferred Shares and authorized Conversion Shares reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Tranche Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser in the form acceptable to Purchaser (the “Officer’s Certificate”);

(ii)       the Company shall have delivered to Purchaser a certificate, in the form previously provided to the Company by the Purchaser, executed by the Secretary of the Company and dated as of the applicable Tranche Closing Date, as to (A) the resolutions as adopted by the Board authorizing the entering into the Transaction Documents and the transactions envisioned thereby, which resolutions shall have remained in full force and effect, (B) the Certificate of Incorporation of the Company (reflecting the filed Certificate) as in effect at the applicable Tranche Closing and (C) the Bylaws of the Company as in effect at the applicable Tranche Closing (the “Secretary’s Certificate”);

(iii)       the Company shall have delivered to Purchaser a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State of such jurisdiction of formation as of a date within ten (10) days of the applicable Tranche Closing Date;

(iv)       as of the applicable Tranche Closing Date, trading in the Common Stock shall be listed on the Principal Market and shall not have been suspended by the SEC or the Principal Market and, at any time prior to the applicable Tranche Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Issuable Shares at the Closing;

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(v)       neither the Company nor any Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition, shall have suffered a Material Adverse Effect;

(vi)       the Company shall not be exposed to any additional regulatory enforcement action beyond those disclosed in the SEC Documents;

(vii)       the average Closing Price (as defined in the Certificate) of the Common Stock during the prior Three (3) Trading Days preceding each Tranche Closing, as reported by Nasdaq.com, shall have been equal to or greater than the Floor Price (as defined in the Certificate), provided, that in the event that this Section 2.2(b)(vii) shall not have been met as of the applicable Tranche Closing Date, the Purchaser shall make the applicable Tranche Purchase Price within Two (2) Trading Days of the condition set forth in this Section 2.2(b)(vii) having been met;

(viii)       the average daily trading volume of the Common Stock during the preceding month shall have been no fewer than 30,000 shares of Common Stock, provided, that in the event that this Section 2.2(b)(viii) shall not have been met as of the applicable Tranche Closing Date, the Purchaser shall make the applicable Tranche Purchase Price within Two (2) Trading Days of the condition set forth in this Section 2.2(b)(viii) having been met;

(ix)       [reserved].

(x)       The Company shall not have any material disagreements with its independent registered public accounting firm or any of its outside law firms; and

(xi)       any other conditions contained herein or the other Transaction Documents.

(c)       Purchaser Conditions to the Initial Tranche Closing. The obligations of the Purchaser hereunder in connection with the Initial Tranche Closing are subject to the conditions set forth in Section 2.2(b) and Section 2.2(f) being satisfied or waived and to the following conditions being satisfied or waived:

(i)       the Company shall have filed the Certificate with the Secretary of State of the State of Delaware, and such Certificate shall be in full force and effect;

(ii)       there shall have been no breach of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(iii)       the Company shall have delivered the Company Initial Closing Documents to the Purchaser; and

(iv)       the Company shall have obtained Principal Market Approval; to the extent that the Initial Shares constitute more than 19.99% of the number of shares of Common Stock issued and outstanding on the Execution Date, the parties agree and understand that, until the time that the Company’s stockholders shall have approved the Transaction, the Purchaser may not vote or convert more than the number of Conversion Shares equal to 19.99% of the shares of Common Stock issued and outstanding on the Execution Date,

(d)       Purchaser Conditions to the Second Tranche Closing. The obligations of the Purchaser hereunder in connection with the Subsequent Tranche Closing are subject to the conditions set forth in Section 2.2 (other than (ii)(A), (ix) and Section 2.2(f)) being satisfied or waived and to the following conditions being satisfied or waived:

(i)       the Company shall have delivered the Company Second Closing Documents to the Purchaser;

(ii)       the Company shall have suspended its At-the-Market offering; and

(iii)       the Company shall have caused the Registration Statement to have been declared effective by the SEC, the Registration Statement shall be in effect at the time of the Second Tranche Closing and available for the issuance of the Issuable Shares and resale of the Conversion Shares issuable through such Second Tranche, and the Registration Statement shall not be subject to any stop order suspending the effectiveness of the Registration Statement.

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(e)       Purchaser Conditions to the Subsequent Tranche Closings. The obligations of the Purchaser hereunder in connection with the Subsequent Tranche Closing are subject to the conditions set forth in Section 2.2 (other than (ii)(A), (ix) and Section 2.2(f)) being satisfied or waived and to the following conditions being satisfied or waived:

(i)       the Company shall have delivered the Company Subsequent Closing Documents to the Purchaser;

(ii)       the Registration Statement shall be in effect at the time of the Subsequent Tranche Closing and available for the issuance of the Issuable Shares and resale of the Conversion Shares issuable through such Subsequent Tranches, and the Registration Statement shall not be subject to any stop order suspending the effectiveness of the Registration Statement; and

(iii)       the Company shall have obtained Stockholder Approval and Principal Market Approval.

(f)       Company Conditions to Closing. The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being satisfied or waived:

(i)       the accuracy in all material respects as of each Tranche Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Purchaser required by this Agreement to be performed at or prior to each Tranche Closing Date shall have been performed; and

(iii)       the delivery by the Purchaser of the Purchaser Closing Documents.

(g)       Purchaser’s Right to Accelerate Payments. Notwithstanding the foregoing dates set forth above applicable to the various Tranche Purchase Prices, the Purchaser shall have the ability, exercisable in its sole discretion, to purchase any number of Preferred Shares in advance of the foregoing dates.

(h)       Delivery of Notice of Satisfaction. The Company shall, in accordance with the dates provided for in this Section 2.2, deliver an irrevocable written notice (each, a “Notice of Satisfaction”), (i) in the form attached hereto as Exhibit D-1 with respect to the Initial Tranche Closing, (ii) Exhibit D-2 with respect to the Second Tranche Closing and (iii) Exhibit D-3 with respect to each Subsequent Tranche Closing, to the Purchaser, stating that the Company has fulfilled its obligations necessary for the applicable Tranche Closing to occur, and indicate the Tranche Closing Date, together with the number of Preferred Shares which the Purchaser shall purchase from the Company and, in the case of a Subsequent Tranche Closing, the aggregate purchase price for such Preferred Shares which shall be equal to the number of Preferred Shares being purchased multiplied by the Per Share Purchase Price (in each case, the “Tranche Purchase Price”). The number of Preferred Shares being purchased on each Subsequent Tranche Closing Date shall, subject to Section 2.2(g) not having been exercised by the Purchaser, whether in part or in its entirety, be One Thousand (1,000) such shares. A Notice of Satisfaction delivered by the Company to the Purchaser by 2:30 p.m. Eastern time on any Trading Day shall be deemed delivered on the same day. A Notice of Satisfaction delivered by the Company to the Purchaser after 2:30 p.m. Eastern time on any Trading Day, or at any time on a non-Trading Day, shall be deemed delivered on the next Trading Day. The date that the Notice of Satisfaction is deemed delivered is the “Notice of Satisfaction Date.” Each Notice of Satisfaction shall be delivered via facsimile or electronic mail, with confirming copy by overnight carrier, in each case to the address set forth after the signature page hereof.

(i)       Documents to be Delivered at the Initial Tranche Closing by the Company. The Initial Tranche Closing shall be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Initial Closing Documents”) on or before the applicable Tranche Closing Date:

(i)       this Agreement duly executed by the Company;

(ii)       certificates evidencing the Initial Shares purchased in the Initial Tranche Closing shall have been delivered to the Purchaser;

(iii)       the Registration Rights Agreement, duly executed by the Company;

(iv)       the Officer’s Certificate, executed by an officer of the Company;

(v)       the Secretary’s Certificate, executed by the Corporate Secretary of the Company;

(vi)       a Certificate of Good Standing of the Company from the Secretary of State of the State of Delaware;

(vii)       the written confirmation by the Company to the Purchaser that the applicable Required Approvals, if any (for the avoidance of doubt, evidence of neither the Principal Market Approval nor the Stockholder Approval shall be required to be delivered by the Company to the Purchaser with respect to the Initial Tranche Closing) have been obtained; and

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(viii)       all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Initial Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(j)       Documents to be Delivered at the Second Tranche Closing by the Company. The Second Tranche Closing shall be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Second Closing Documents”) on or before the applicable Tranche Closing Date:

(i)       the Officer’s Certificate, executed by an officer of the Company;

(ii)       the Secretary’s Certificate, executed by the Corporate Secretary of the Company;

(iii)       a Certificate of Good Standing of the Company from the Secretary of State of the State of Delaware; notwithstanding the foregoing, once the Company has delivered to the Purchaser evidence that the Certificate of Good Standing for a particular fiscal year is valid, this Section 2.2(j)(iii) shall no longer apply;

(iv)       certificates evidencing the number of Preferred Shares purchased in the Second Tranche Closing shall have been delivered to Purchaser;

(v)       the written confirmation by the Company to the Purchaser that any applicable Required Approvals, if any (for the avoidance of doubt, evidence of neither the Principal Market Approval nor the Stockholder Approval shall be required to be delivered by the Company to the Purchaser with respect to the Second Tranche Closing) have been obtained;

(vi)       the written confirmation by the Company to the Purchaser that the Registration Statement shall have been declared effective by the SEC and remains effective, and that the Registration Statement shall not be subject to any stop order suspending the effectiveness of the Registration Statement; and

(vii)       all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Subsequent Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(k)       Documents to be Delivered at each Subsequent Tranche Closing by the Company. Each Subsequent Tranche Closing shall be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Subsequent Closing Documents”) on or before the applicable Tranche Closing Date:

(i)       the Officer’s Certificate, executed by an officer of the Company;

(ii)       the Secretary’s Certificate, executed by the Corporate Secretary of the Company;

(iii)       a Certificate of Good Standing of the Company from the Secretary of State of the State of Delaware; notwithstanding the foregoing, once the Company has delivered to the Purchaser evidence that the Certificate of Good Standing for a particular fiscal year is valid, this Section 2.2(i)(iii) shall no longer apply;

(iv)       certificates evidencing the number of Preferred Shares purchased in the Subsequent Tranche Closing shall have been delivered to Purchaser;

(v)       the written confirmation by the Company to the Purchaser that any applicable Required Approvals have been obtained (for the avoidance of doubt, evidence of the Principal Market Approval and the Stockholder Approval shall be required to be delivered by the Company to the Purchaser with respect to any Subsequent Tranche Closing where, upon closing of such Tranche, the total cumulative number of Conversion Shares issuable upon conversion of all Preferred Shares then issued under this Agreement would exceed the Principal Market Cap); notwithstanding the foregoing, once the Company has delivered to the Purchaser evidence that Principal Market Approval and Stockholder Approval for the Maximum Investment has been obtained, this Section 2.2(k)(v) shall no longer apply;

(vi)       the written confirmation by the Company to the Purchaser that the Registration Statement remains effective, and that the Registration Statement shall not be subject to any stop order suspending the effectiveness of the Registration Statemen; and

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(vii)       all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Subsequent Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(l)       Documents to be Delivered at each Subsequent Tranche Closing by the Company. Each Subsequent Tranche Closing shall be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Subsequent Closing Documents”) on or before the applicable Tranche Closing Date:

(i)       the Officer’s Certificate, executed by an officer of the Company;

(ii)       the Secretary’s Certificate, executed by the Corporate Secretary of the Company;

(iii)       a Certificate of Good Standing of the Company from the Secretary of State of the State of Delaware; notwithstanding the foregoing, once the Company has delivered to the Purchaser evidence that the Certificate of Good Standing for a particular fiscal year is valid, this Section 2.2(i)(iii) shall no longer apply;

(iv)       certificates evidencing the number of Preferred Shares purchased in the Subsequent Tranche Closing shall have been delivered to Purchaser;

(v)       the written confirmation by the Company to the Purchaser that any applicable Required Approvals have been obtained (for the avoidance of doubt, evidence of the Principal Market Approval and the Stockholder Approval shall be required to be delivered by the Company to the Purchaser with respect to any Tranche Closing where, upon closing of such Tranche, the total cumulative number of Conversion Shares issuable upon conversion of all Preferred Shares then issued under this Agreement would exceed the Principal Market Cap); notwithstanding the foregoing, once the Company has delivered to the Purchaser evidence that Principal Market Approval and Stockholder Approval for the Maximum Investment has been obtained, this Section 2.2(i)(v) shall no longer apply;

(vi)       the written confirmation by the Company to the Purchaser that the Registration Statement shall have been declared effective by the SEC and remains effective, and that the Registration Statement shall not be subject to any stop order suspending the effectiveness of the Registration Statemen; and

(vii)       all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Subsequent Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(m)       Documents to be Delivered at the Initial Tranche Closing Date by the Purchaser. The Initial Tranche Closing Date shall be conditioned upon the delivery, unless otherwise provided below, by Purchaser to the Company of each of the following (the “Purchaser Closing Documents”) on or before the Initial Tranche Closing Date:

(i)       this Agreement, duly executed by the Purchaser; and

(ii)       the Registration Rights Agreement, duly executed by the Purchaser.

(n)       Mechanics of Closing. Subject to such conditions set forth in this Agreement, each Tranche Closing shall occur by 5:00 p.m. Eastern time, on the date which is one (1) Trading Day following (and not counting) the Notice of Satisfaction Date (each, a “Tranche Closing Date”) at the offices of the Company. On or before any Tranche Closing Date, the Purchaser shall deliver to the Company the applicable Subscription Amount, with any cash portion to be delivered in cash or immediately available funds as consideration for the purchase of the Preferred Shares pursuant to wire instructions delivered to the Purchaser by the Company, and the applicable Purchaser Closing Documents. The Company shall deliver to the Purchaser all Company Closing Documents on or before any Tranche Closing Date.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof and which shall not contain any material non-public information, the Company hereby represents and warrants to, and as applicable covenants with, the Purchaser as of the date hereof and as of each Tranche Closing:

(a)       Organization and Qualification. The Company and each of the direct and indirect subsidiaries of the Company listed on Schedule 3.1(a) (the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, subject to the Required Approvals. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). All of the Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens except Permitted Liens, and subject to the Required Approvals, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)       Authority. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Issuable Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Issuable Shares, have been duly authorized by the Board and no further filing (other than a Form D with the SEC and any other filings as may be required by any state securities agencies, the Form 8-K (as hereinafter defined) and the applicable Stockholder Approval and application regarding the listing of additional shares), consent, or authorization is required by the Company, the Board or the Company’s stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c)       Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(c). Upon the filing of the Certificate with the Secretary of State of Delaware, with respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all Preferred Shares will rank senior to all of the Company’s Common Stock and series of preferred stock. As of the date hereof, the Company has reserved from its duly authorized capital stock 29,238,000 shares of Common Stock for issuance as Conversion Shares. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as disclosed in SEC Documents and/or in Schedule 3.1(c), hereof: (i) none of the Company’s or any Subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company or any subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional share capital of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries; (iii) except for all debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments set forth on Schedule 3.1(c), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) other than with respect to the current indebtedness of the Company or any of its subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Issuable Shares; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

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(d)       Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than the Form 8-K, the PRE 14A and the DEF 14A, Stockholder Approval, the Registration Rights Agreement and the applicable Listing of Additional Shares Notification form and receipt of Principal Market Approval) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than the Form 8-K and the applicable notification regarding the listing of additional shares) and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Tranche Closing Date, including Principal Market Approval, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. As of the date of this Agreement, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(e)       Conflicts; Non-Contravention; No Violations. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the Certificate of Incorporation (as defined above) or other organizational documents of the Company or any of its Subsidiaries, any share capital of the Company or any of its subsidiaries or Bylaws (as defined above) of the Company or any of its Subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(f)       Taxes Related to the Issuable Shares. On each date the Company issues Issuable Shares to the Purchaser, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Issuable Shares hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(g)       SEC Documents; Financial Statements. The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). There is no event, pending event or threatened event that could result in the Company not filing with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such filings.

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(h)       No Material Non-Public Information. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the Knowledge of the Company, all disclosures provided to the Purchaser regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i)       Valid Issuance of Issuable Shares. The issuance of each of the Preferred Shares and Conversion Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement, the Certificate will be validly issued, fully paid and non-assessable and free and clear of all liens, Encumbrances and rights of refusal of any kind, subject to Stockholder Approval and Principal Market Approval.

(j)       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(k)       Acknowledgement of Dilution. The Company acknowledges and agrees that (i) the issuance of the Issuable Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (ii) neither the Company nor any of the Company’s Affiliates has or will provide the Purchaser with any material non-public information regarding the Company or its securities, and (iii) the Purchaser has no obligation of confidentiality to the Company and may sell any of its Issuable Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(l)       Status of the Purchaser. The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (i) the Purchaser is acting solely in an arm’s length capacity, (ii) the Purchaser does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (iii) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Purchaser, (iv) the Purchaser has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (v) any statement made by the Purchaser or any of the Purchaser’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(m)       Listing and Maintenance Requirements; Principal Market Regulation.

(i)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed on Schedule 3.1(m), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(ii)       The Company shall not permit the Preferred Shares to have any conversion or voting rights or sell any shares of Common Stock or Common Stock Equivalents pursuant to this Agreement and the other Transaction Documents to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and such Transaction Documents would exceed the Principal Market Cap, unless and until the Company obtains Stockholder Approval of the transactions contemplated by this Agreement and such Transaction Documents and the stockholders of the Company have in fact approved the transactions contemplated by this Agreement and such Transaction Documents in accordance with the applicable rules and regulations of the applicable Principal Market, and the Certificate of Incorporation and Bylaws of the Company. The Company shall use its best efforts to file a preliminary proxy statement on Schedule 14A (the “PRE 14A”) with the SEC as soon as practicable but in any event no later than fifteen (15) days following the Execution Date for a special meeting of its stockholders in order to obtain all necessary approvals of the conversion and voting power of the remaining Conversion Shares not subject to the Principal Market Cap (it being acknowledged and agreed that all Preferred Shares shall be issued as set forth herein but only become convertible and have voting power upon receipt of Stockholder Approval therefor) consistent with the rules and regulations of the Principal Market. In addition, the PRE 14A shall include the unanimous recommendation of the Board that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal including, if requested by the Purchaser, the retention and utilization of a nationally known proxy solicitation firm. The Company shall use its reasonable best efforts to: (i) promptly clear any comments received by the SEC on the PRE 14A and thereafter use its best efforts to file a definitive proxy statement on Schedule 14A (the “DEF 14A”) related to the meeting of its stockholders within forty-five (45) days of the Execution Date, or as soon as reasonably practicable thereafter, which meeting of stockholders shall be held no later than seventy-five (75) days after the Execution Date, and (ii) obtain such Stockholder Approval. If the Company does not obtain Stockholder Approval at the first such meeting, the Company shall call a meeting no later than every two (2) months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Issuable Shares are no longer outstanding. In the event that the Company has not been able to clear comments with the SEC on the PRE 14A within seventy-five (75) days of the Execution Date, unless waived by the Purchaser, the Company will provide prompt written notification to the Purchaser regarding the status of the comments with the SEC and the parties will, in good faith, attempt to achieve a mutually satisfactory plan to address such comments.

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(n)       Shell Company Status. The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(o)       No Nasdaq Inquiries; Delisting. Except as disclosed in SEC Documents, the Company has not, in the 12 months preceding the date of this Agreement, received notice from any national securities exchange or automated quotation system on which the shares of Common Stock are listed or designated for quotation to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system.

(p)       SEC and Nasdaq Matters. The Company’s Common Stock is listed on the Principal Market (or traded on other exchange or market reasonably acceptable to the Purchaser). No suspension of trading of the Company’s Common Stock is in effect.

(q)       DTC Eligibility. The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (“FAST”) Program and utilizes DTC’s Deposit/Withdrawal at Custodian (“DWAC”) service, and the shares of Common Stock may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

(r)       No Anti-Takeover Provisions. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Issuable Shares hereunder and the Purchaser’s ownership of such Issuable Shares, together with all other securities now or hereafter owned or acquired by the Purchaser. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Issuable Shares or a change in control of the Company or any of its Subsidiaries. Until the earlier of the time that the Purchaser no longer beneficially owns any Issuable Shares or July 30, 2027, the Board shall not adopt any anti-takeover provision, including without limitation any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock, that would limit the ability of Purchaser to acquire or hold Issuable Shares in accordance with this Agreement, without the Purchaser’s written consent.

(s)       Blue Sky Matters. The Company shall take such action as the Purchaser shall reasonably determine is necessary in order to qualify the Issuable Shares issuable to the Purchaser hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Purchaser hereunder and for resale by the Purchaser to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Issuable Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Issuable Shares to the Purchaser.

(t)       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(t), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Issuable Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(u)       No Defaults. Except as disclosed in SEC Documents and/or in Schedule 3.1(u) hereof, the Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party.

(v)       Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in Schedule 3.1(v) or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)       Tax Matters.

(i)       All Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of the Company (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the GAAP Financial Statements and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Legal Requirements.

(ii)       The Company has not (i) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (ii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. The Company is not a foreign person within the meaning of Sections 7701(a)(1) and 7701(a)(5) of the Code. The Company has never been a shareholder of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes. The Company is not a party to any Tax allocation or Tax sharing agreement nor does it have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Legal Requirement), as a transferee or successor, by contract, or otherwise.

(iii)       The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that obligates it to make any payments that are not deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

(x)       Indebtedness and Other Contracts. Except as set forth on Schedule 3.1(x), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

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(y)       Absence of Certain Changes. Other than as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(y), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(z)       No Undisclosed Events, Liabilities, Developments or Circumstances. Since April 30, 2025, except as set forth in the SEC Documents: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Documents, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on Schedule 3.1(z), the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Issuable Shares contemplated by this Agreement or as set forth on Schedule 3.1(z), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(aa)       No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Transaction contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(bb)       General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the Issuable Shares by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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(cc)       Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to ERISA, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(dd)       Regulatory Permits. The Company and the Subsidiaries possess all approvals, certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(ee)       Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth on Schedule 3.1(ee) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, or where the failure of a lease to be enforceable would not result in a Material Adverse Effect.

(ff)       Intellectual Property.

(i)       The term “Intellectual Property Rights” includes:

(A)       the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

(B)       all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

(C)       all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(D)       all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”); and

(E)       all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii)       Agreements. Except as set forth on Schedule 3.1(ff), there are no outstanding and, to the Company’s Knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii)       Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, except as set forth on Schedule 3.1(ff), free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s Knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

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(iv)       Patents. The Company is the owner of, or has acquired the right and maintains the right to use, all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Tranche Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s Knowledge except as set forth in Schedule 3.1(ff): (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)       Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and except as set forth on Schedule 3.1(ff) are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Tranche Closing Date. Except as set forth in Schedule 3.1(y), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s Knowledge, no such action is threatened with respect to any of the Marks. To the Company’s Knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)       Copyrights. The Company is the owner of all rights, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. To the Company’s Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)       Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company, except as disclosed on Schedule 3.1(ff). No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(gg)       Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(hh)       Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii)       Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

(jj)       No Integrated Transaction. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Issuable Shares to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable Stockholder Approval provisions of the Principal Market on which any of the securities of the Company are listed or designated.

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(kk)       Application of Takeover Protections. The Company and the Board will, no later than five (5) Business Days prior to the Initial Tranche Closing Date, have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Issuable Shares and the Purchaser’s ownership of the Issuable Shares.

(ll)       Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Initial Tranche Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, except as set forth in the SEC Documents: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(mm)       Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Subscription Amount, except as set forth on Schedule 3.1(mm). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(nn)       Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

(oo)       Solvency. Based on the consolidated financial condition of the Company as of the Initial Tranche Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Issuable Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Initial Tranche Closing Date. Schedule 3.1(oo) sets forth as of the date hereof all outstanding liens and secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Except as disclosed on Schedule 3.1(mm), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(pp)       Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

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(qq)       Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr)       Accountants and Lawyers. The Company’s independent registered public accounting firm is set forth on Schedule 3.1(rr). To the Knowledge and belief of the Company, such accounting firm: (i) is an independent registered public accounting firm and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ended April 30, 2025. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ss)       Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth on Schedule 3.1(pp) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any Material Agreement, (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(tt)       Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the SEC alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(uu)       No “Off-balance Sheet Arrangements.” Other than as set forth in Schedule 3.1(uu), neither the Company nor any of its Affiliates is involved in any “Off-balance Sheet Arrangements”. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(vv)       Compliance with Registration Requirements. At the time the Company’s most recent Annual Report on Form 10-K for the period ended April 30, 2025 was filed with the SEC, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the SEC, or became effective under the Exchange Act, as the case may be, complied and will comply with in all material respects with the requirements of the Exchange Act.

(ww)       Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(xx)       Survival. The foregoing representations and warranties shall not survive the applicable Tranche Closing Date.

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(yy)       No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Section 3.1, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its Affiliates or Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Purchaser or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties contained in this Section 3.1, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Purchaser or any of its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Purchaser or by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The Company makes no representations or warranties to the Purchaser or any of its Affiliates or representatives regarding the probable success or profitability of the Company.

3.2       Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to, and as applicable covenants with, the Company as of the date hereof and as of each Tranche Closing:

(a)       Authority. The Purchaser has all necessary company power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by its managing member, and no other company proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitute a legally valid and binding obligation of the Purchaser, each enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law).

(b)       No Conflict. None of the execution, delivery or performance of the Transaction Documents by the Purchaser, the consummation by the Purchaser of the transactions contemplated by this Agreement, or compliance by the Purchaser with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the organizational or governing documents of the Purchaser, or (b) assuming that all consents, approvals, authorizations and permits described in Section 3.1(d) have been obtained and all filings and notifications described in Section 3.1(d) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any law applicable to the Purchaser, except, with respect to clause (b), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences which, individually or in the aggregate, have not had a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)       Information in the Form 8-K and Registration Statement. The information supplied by the Purchaser in writing expressly for inclusion or incorporation by reference in the Form 8-K, the Registration Statement, and any amendment thereof, will not, on the date submitted to the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, that such information shall only consist the name, address and other information that is required to be provided in the Form 8-K and Registration Statement for purposes of identifying the Purchaser.

(d)       No Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Purchaser, threatened against Purchaser that seeks to restrain or enjoin the consummation of the transactions contemplated hereby.

(e)       Securities Act Representations.

(i)       Restricted Shares. The Purchaser represents that it understands that except as provided herein or in the Registration Rights Agreement, the Issuable Shares to be sold to it pursuant to this Agreement will not be registered pursuant to the registration requirements of the Securities Act and that the resale of such Issuable Shares is subject to certain restrictions hereunder and under federal and state securities laws. The Purchaser represents that it is acquiring such Issuable Shares for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. The Purchaser further represents that it has been advised and understands that to the extent such Issuable Shares have not been registered under the Securities Act, such Issuable Shares must be held indefinitely unless (i) the resale of such Issuable Shares has been registered under the Securities Act, (ii) a sale of such Issuable Shares is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of such Issuable Shares.

(ii)       Legend. The Purchaser represents that it has been advised and understands that, subject to applicable securities laws, stop transfer instructions will be given to the Company’s Transfer Agent with respect to the Issuable Shares and that a legend, substantially in the form provided for in Section 3.2(f) hereof, setting forth the restrictions on transfer will be set forth on the certificates for the Issuable Shares or any substitutions therefor.

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(iii)       Accredited Investor. The Purchaser is an “accredited investor” (as such term is defined in Regulation D under the Securities Act).

(iv)       Affiliate Status. As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Purchaser nor any Affiliate thereof is or was an officer, director, or 10% or more stockholder of the Company.

(v)       Certain Fees. The Purchaser represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any transaction contemplated by this Agreement and no additional consideration from the Purchaser was received or will be received by the Company for the Issuable Shares.

(vi)       Absence of Reliance. Purchaser understands and acknowledges that the issuance and transfer to it of the Issuable Shares has not been reviewed by the SEC or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Purchaser understands that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Issuable Shares.

(vii)       Status of Purchaser. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Purchaser’s investment in the Company through Purchaser’s acquisition of the Issuable Shares. The Purchaser is able to bear the economic risk of its investment in the Company through Purchaser’s acquisition of the Issuable Shares for an indefinite period of time. The Purchaser can afford a complete loss of such investment and has no need for liquidity in such investment. Purchaser acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Purchaser’s investment in the Company pursuant to its acquisition of the Issuable Shares. The Purchaser acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with the transactions contemplated hereby.

(viii)       No General Solicitation. The Purchaser represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Issuable Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(ix)       No Short Sales. Purchaser agrees that neither it nor its Affiliates, agents or representatives shall at any time engage in any Short Sales of, or sell put options or similar instruments with respect to, the Company’s Common Stock or any other of the Company’s securities.

(x)       Acknowledgement of Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers and materials, and to discuss the business of the Company and its subsidiaries and related matters, with certain key officers of the Company and its subsidiaries regarding the transactions contemplated hereby. The Purchaser hereby acknowledges and agrees that other than the Company’s representations and warranties set forth in Section 3.1 hereof, neither the Company nor any of its representatives makes or has made any representation or warranty, express or implied, at law or in equity, with respect to the business of the Company or any subsidiary thereof nor with respect to the Issuable Shares.

(f)       The Purchaser understands and agrees that the certificates for the Issuable Shares shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(g)       Certificates evidencing Issuable Shares shall not be required to contain the legend set forth in Section 3.2 (h) above or any other legend (i) while a registration statement covering the resale of such Issuable Shares is effective under the Securities Act, (ii) following any sale of such Issuable Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Issuable Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that the Purchaser provides the Company with reasonable assurances that such Issuable Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Purchaser’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Issuable Shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Issuable Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be required above in this Section 3.2 (i), as directed by the Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and the Issuable Shares are Conversion Shares, credit the aggregate number of Conversion Shares to which the Purchaser shall be entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Purchaser, a certificate representing such Issuable Shares that is free from all restrictive and other legends, registered in the name of the Purchaser or its designee. The Company shall be responsible for any transfer agent fees, fees of legal counsel to the Company or DTC fees with respect to any issuance of Issuable Shares or the removal of any legends with respect to any Issuable Shares in accordance herewith.

(h)       The Purchaser understands that neither the SEC nor any state securities commission has approved the Issuable Shares or passed upon or endorsed the merits of the Transaction. There is no government or other insurance covering any of the Issuable Shares.

(i)       The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(j)       The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in legal, financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Issuable Shares. The Purchaser has not been organized solely for the purpose of acquiring the Issuable Shares. The Purchaser is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Issuable Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors.

(k)       No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the Transaction that are in any way inconsistent with the information contained herein.

(l)       The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Transaction, and has so evaluated the merits and risks of such investment. The Purchaser has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Transaction. The Purchaser is able to bear the economic risk of an investment in the Issuable Shares and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV
COVENANTS

4.1       Transfer Restrictions.

(a)       The Issuable Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Issuable Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Issuable Shares under the Securities Act. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other applicable Transaction Documents and shall have the rights and obligations of the Purchaser under this Agreement.

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(b)       The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Issuable Shares in the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company acknowledges and agrees that, the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Issuable Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the other applicable Transaction Documents and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Issuable Shares into the name of the pledgees or secured parties, in their respective capacities as such. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Issuable Shares may reasonably request in connection with a pledge or transfer of the Issuable Shares.

(c)       Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of any such securities are effective under the Securities Act; (ii) following any sale of such Conversion Shares pursuant to Rule 144; if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall upon request of the Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, counsel selected by the Purchaser) to issue a legal opinion reasonably satisfactory to the Company to the Transfer Agent promptly after any of the events described in (i)-(ii) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Purchaser and its broker). If all or any portion of any Preferred Shares is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than 9:00 AM the next Trading Day following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares of Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article IV. Certificates for the Conversion Shares that are subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d)       In lieu of delivering physical certificates representing the unlegended shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon and provided it is commercially reasonable for the Company to do so, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system and such Issuable Shares are Conversion Shares. Such delivery must be made on or before the Legend Removal Date.

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(e)       In the event the Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of the greater of (i) 100% of the amount of the aggregate stated value of the Conversion Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

4.2       Furnishing of Information. For as long as the Purchaser owns Preferred Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. For as long as the Purchaser owns Preferred Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Preferred Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Preferred Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Preferred Shares without registration under the Issuable Shares Act within the limitation of the exemptions provided by Rule 144.

4.3       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares to Purchaser or that would be integrated with the offer or sale of the Preferred Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4       Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K (the “Form 8-K”) as required by this Agreement, and may issue a press release, in each case reasonably acceptable to Purchaser, disclosing the material terms of the transactions contemplated hereby. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Purchaser, or without the prior consent of Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Principal Market Rules, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Purchaser, except (i) as contained in the Form 8-K and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the securities are registered, (iii) to the extent such disclosure is required by law or Principal Market Rules, in which case the Company shall provide Purchaser with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Document filed by the Company.

4.5       Certain Rights Granted to the Purchaser. For as long as the Purchaser and its affiliates beneficially own no less than five percent (5%) of the Common Stock:

(a)       William B. Horne will remain the Chairman of the Board and be paid $50,000 per annum for his services;

(b)       Henry C. W. Nisser will remain a member of the Board for no additional remuneration;

(c)       Milton C. Ault:

(i)       will be named as the Company’s Founder and Chairman Emeritus in any public filing or other publicized report filed or issued by the Company; and

(ii)       will remain a member of the Board and be paid $25,000 per annum for serving in such capacity.

4.6       [Reserved]

4.7       Stockholders Rights Plan; Investment Company. No claim will be made or enforced by the Company or, to the Knowledge of the Company, any other Person that Purchaser is an “Acquiring Person” under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Preferred Shares under the Transaction Documents or under any other agreement between the Company and Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

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4.8       Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes MNPI, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. On and after the date hereof, other than as described herein, neither Purchaser nor any Affiliate of Purchaser shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the stockholders of the Company, or to any other Person who is the source of material non-public information regarding the Company. The Company understands and confirms that Purchaser shall be relying on the foregoing in effecting transactions in securities of the Company.

4.9       Use of Proceeds. For each of the Initial Closing, the Second Closing and all Subsequent Closings, the Company shall use the net proceeds from all such closings for general working capital and corporate purposes, as well as to pay the Origination Fee.

4.10       Certain Limitations. Notwithstanding anything contained in any Transaction Document to the contrary, the parties covenant and agree that the Purchaser shall not convert any Preferred Shares or sell any Conversion Shares to the extent it would exceed the Principal Market Cap, unless and until the Company obtains Principal Market Approval and Stockholder Approval of the Transaction in accordance with the Principal Market Rules. The Purchaser further covenants and agrees not to vote any of its Issuable Shares at the meeting of the stockholders held for the purpose of obtaining such Stockholder Approval.

4.11       [Reserved]

4.12       Certain Transactions. The Purchaser covenants and agrees that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Company’s Common Stock) during the period commencing with the execution of this Agreement and ending on the date of the full conversion of the Preferred Shares.

4.13       Registration Statement. The Company shall file with the SEC a registration statement covering the sale of the Conversion Shares (the “Registration Statement”) as further described in the Registration Rights Agreement.

4.14       Maintenance of Registration Statement. For so long as any of the Issuable Shares remains outstanding, the Company shall use its best efforts to maintain the effectiveness of the Registration Statement for the sale thereunder of the Issuable Shares. The Company shall promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Issuable Shares or any prospectus contained therein is not available for use, the Company shall immediately notify the Purchaser in writing that the Registration Statement is not then effective or a prospectus contained therein is not available for use and thereafter shall promptly notify the Purchaser when the Registration Statement is effective again and available for the issuance of the Issuable Shares or such prospectus is again available for use.

4.15       Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the rules of the Principal Market, including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the rules of the Principal Market.

4.16       Reservation of Shares. The Company shall initially duly authorize and reserve 25,000 shares of Series D Convertible Preferred Stock and thereafter shall have a sufficient number of duly authorized shares of Series D Convertible Preferred Stock to be able to issue the Preferred Shares to the Purchaser. The Company shall initially reserve 29,283,000 shares of its authorized and unissued Common Stock, solely for the purpose of issuing the Conversion Shares. Thereafter, the Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issuing the Conversion Shares, a number of authorized and unissued shares of Common Stock as indicated in the Certificate.

4.17       Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each trading market and national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (so that all such Conversion Shares may be traded on the foregoing, subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the Principal Market, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market or any Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.17.

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4.18       Additional Investment Right. At any time on or prior to the three-year anniversary of the Execution Date (the “AIR Period”), the Purchaser shall have the right to purchase up to an additional $25 million of Preferred Shares, on the same terms as contained in the Transaction Documents, pursuant to a securities purchase agreement and related documents substantially the same as these Transaction Documents (the “Additional Investment Right”). The Company and the Purchaser shall use their collective best efforts to execute new documents for the Additional Investment Right within ten (10) Business Days after the Purchaser provides written notice to the Company during the AIR Period of its election to exercise the Additional Investment Right and the amount of the Additional Investment Right. In the event that the Purchaser exercises the Additional Investment Right, such right shall continue, until the earlier of (i) the end of the AIR Period or (ii) the Purchaser has purchased an aggregate of $50 million of Preferred Shares between this Transaction and the Additional Investment Right.

4.19       Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.20       Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.21       Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to any Tranche Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein.

4.22       Indemnification of Purchaser. Subject to the provisions of this Section 4.22, the Company will indemnify and hold the Purchaser and its officers, managers, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against, or any subpoena directed to, the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel retained to represent such Purchaser Party, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents or such Purchaser Party’s fraud, gross negligence or willful misconduct. The indemnification required by this Section 4.22 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to applicable law.

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4.23       Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the sale of the Issuable Shares by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Issuable Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.24       Board Observer Rights. As long as the Purchaser holds any Preferred Shares, the Purchaser shall be entitled to board observation rights unless individuals affiliated with the Purchaser are members of the Board.

4.25       Most Favored Nation Status. From the date hereof through the date that no Preferred Shares are outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of Common Stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable to such Other Investor than the rights and benefits established in favor of the Purchaser by the Preferred Shares and the other Transaction Documents, unless, in any such case, the (i) the Company shall notify the Purchaser of such additional or more favorable term within three (3) Business Days of the issuance of the respective security, and (ii) such term, at the Purchaser’s option, shall become a part of the Transaction Documents with the Company (regardless of whether the Company complied with the notification provision of this Section 4.25). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing redemption features, rights of first refusal, dividends and conversion lookback periods.

4.26       Right of First Refusal. For a period of three (3) years from the date the Purchaser no longer holds any Preferred Shares, the Company grants the Purchaser the right of first refusal (a “Right of First Refusal”) with respect to any investment proposed to be made by an Other Investor for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such three-year period (an “Offering”). The Company shall notify the Purchaser of its intention to pursue any such Offering, including the material terms thereof, by providing written notice thereof to the Purchaser. If the Purchaser fails to accept in writing any such proposal for such Offering within seven (7) business days after receipt of a written notice in accordance with this Section 4.26 from the Company, then the Purchaser will have no claim or right with respect to any such Offering contained in any such notice. If the Purchaser determines to participate in the Offering, it shall have fifteen (15) days thereafter to close upon that Offering. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed Offering and the Purchaser shall have the right of first refusal with respect to such revised proposal.

4.27       Right of Participation. For a period of three (3) years from the date the Purchaser no longer holds any Preferred Shares or Conversion Shares, the Company acknowledges and agrees that the right set forth in this Section 4.27 is a right granted by the Company, separately, to the Purchaser.

(a)       If the Purchaser has been advised by the Company of an Offering but the Purchaser fails or declines to exercise its Right of First Refusal with respect thereto, and if the Company has delivered to the Purchaser or its assigns a notice (an “MNPI Pre-Notice”) and offer to deliver material non-public information (“MNPI”), and the Purchaser or its assigns has delivered written notice that it will accept such MNPI and only in that event, at least ten (10) Business Days prior to any proposed or intended sale by the Company of its Common Stock or other securities or equity linked debt obligations other than an Exempt Issuance other than (v) thereof (each, a “Subsequent Placement”), the Company shall deliver to the Purchaser a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) a statement that the Company proposes or intends to effect a Subsequent Placement, (B) a statement that the statement in clause (A) above does not constitute material, non-public information and (C) a statement informing the Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Purchaser within five (5) Business Days after the Company’s delivery to the Purchaser of such Pre-Notice, and only upon a written request by the Purchaser, the Company shall promptly, but no later than three (3) Business Days after such request, deliver to the Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (I) identify and describe the Offered Securities, (II) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (III) identify the persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (IV) offer to issue and sell to or exchange with the Purchaser in accordance with the terms of the Offer such number of Offered Securities entitling the Purchaser to acquire up to 33.33% of the Offered Securities in the Subsequent Placement (the “Participation Amount”).

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(b)       To accept an Offer, in whole or in part, the Purchaser must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after the Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Purchaser’s Participation Amount that the Purchaser elects to purchase. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Purchaser a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after the Purchaser’s receipt of such new Offer Notice. Notwithstanding anything herein to the contrary, in the event that the Subsequent Placement is an “overnight” registered direct offering (“RDO”), there shall be no Pre-Notice required to be delivered to the Purchaser; provided that the Subsequent Placement is delivered between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement (or, if the Trading Day of the expected announcement of the Subsequent Placement is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement). The Offer Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Placement is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. In addition, in the event of an RDO, any Purchaser desiring to participate in such Subsequent Placement must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Offer Notice is delivered to such Purchaser (the “Notice Termination Time”) that such Purchaser is willing to participate in the Subsequent Placement, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Offer Notice. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Placement.

ARTICLE V
TERMINATION

5.1       Termination.

(a)       The Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

(i)       if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any Subsidiary of the Company;

(ii)       the Company is in breach or default of any Material Agreement, which breach or default could reasonably be expected to have a Material Adverse Effect; or

(iii)       the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with any Purchaser or any Affiliate of the Purchaser, which breach or default could reasonably be expected to have a Material Adverse Effect.

(b)       The Company may elect to terminate this Agreement in the event that the Purchaser is in breach or default of this Agreement, any Transaction Document, or any agreement with the Company or any Affiliate of the Company, which breach or default could reasonably be expected to have a Material Adverse Effect.

(c)       This Agreement will automatically terminate if the Initial Closing has not occurred prior to the Termination Date, unless extended by the mutual consent of the parties in writing.

ARTICLE VI
MISCELLANEOUS

6.1       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of any Preferred Share, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

6.2       Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its Advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, DTC fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Issuable Shares to the Purchaser in addition to paying the cost of any counsel or other expenses incurred in rendering Rule 144 opinions of counsel for the benefit of the Purchaser upon request.

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6.3       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of express courier service, fully prepaid, addressed to such address, or upon actual receipt of such delivery, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Alzamend Neuro, Inc., 3802 Spectrum Blvd., Suite 112C, Tampa, FL 33612, Attn. Stephan Jackman, CEO, email: Sjackman@alzamend.com with a copy by e-mail only (which shall not constitute notice) to: Alzamend Neuro, Inc., 122 East 42nd Street, 50th Floor, Suite 5000, New York, NY 10168, Attn: James M. Turner, Esq., email: James@alzamend.com, and (ii) if to the Purchaser, to: the addresses and email address indicated on the signature pages hereto.

6.5       Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Issuable Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Issuable Shares, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

6.9       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State, City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State, City and County of for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10       Survival. The representations and warranties contained herein shall not survive the applicable Tranche Closing Date.

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6.11       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14       Replacement of Issuable Shares. If any certificate or instrument evidencing any of the Issuable Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such Security. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Issuable Shares.

6.15       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16       Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17       Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts due thereunder have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.18       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.19       Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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6.20       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.21       Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, if such events shall occur between the date of this Agreement and a Tranche Closing.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

ALZAMEND NEURO, INC.

By:	/s/ Stephan Jackman
	Name:	Stephan Jackman
	Title:	Chief Executive Officer

PURCHASER SIGNATURE PAGE TO AULT LENDING, LLC

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory of the date first indicated above.

Name of Purchaser:	Ault Lending, LLC

Signature of Authorized Signatory of Purchaser:	/s/ William B. Horne

Name of Authorized Signatory:	William B. Horne

Title of Authorized Signatory:	Chief Executive Officer

Address for Notice to Purchaser:

Ault Lending, LLC

940 South Coast Drive, Suite 200

Costa Mesa, CA 92626

Attn. William B. Horne, CEO

Email: Will@ault.com

with a copy by e-mail only (which shall not constitute notice) to:

Ault Lending, LLC

c/o Hyperscale Data, Inc.

122 East 42nd Street, 50th Floor, Suite 5000

New York, NY 10168

Attn: Henry Nisser, Esq.

Email: Henry@ault.com

Maximum Investment:	$25,000,000